                                                                    Exhibit 21.1


                       Subsidiaries of Michael Foods, Inc.

Entity                                                 Jurisdiction of Incorporation

Michael Foods of Delaware, Inc.                        Delaware
M. G. Waldbaum Company                                 Nebraska
Papetti's Hygrade Egg Products, Inc.                   Minnesota
Papetti Electroheating Corporation                     New Jersey
Casa Trucking, Inc.                                    Minnesota
MFI Food Canada, Inc.                                  Canada
MIKLFS, Inc.                                           Virgin Islands
Northern Star Co.                                      Minnesota
Minnesota Products, Inc.                               Minnesota
Farm Fresh Foods, Inc.                                 Nevada
Crystal Farms Refrigerated Distribution Company        Minnesota
WFC, Inc.                                              Wisconsin
Wisco Farm Cooperative                                 Wisconsin
Kohler Mix Specialties, Inc.                           Minnesota
Midwest Mix, Inc.                                      Minnesota
Kohler Mix Specialties of Connecticut, Inc.            Connecticut
M-Foods Dairy, LLC                                     Delaware
M-Foods Dairy TXCT, LLC                                Delaware